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                                                                    EXHIBIT 3.12

                            CERTIFICATE OF FORMATION

                                       OF

                          GENERAL CABLE INDUSTRIES LLC

         This Certificate of Formation of General Cable Industries LLC (the "LLC"), dated December 22, 1998, is being duly executed and filed by General Cable Industries, Inc., a Delaware corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.)

         FIRST. The name of the limited liability company formed hereby is General Cable Industries LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

         FOURTH. The term of the LLC shall be perpetual, unless terminated earlier pursuant to the Operating Agreement entered into by and among the Members of the LLC.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation as of the date first above written.

                                            GENERAL CABLE INDUSTRIES, INC.

                                            By: /s/ Robert J. Siverd
                                                --------------------------------
                                                Name: Robert J. Siverd
                                                Title: Ex. Vice President

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                          GENERAL CABLE INDUSTRIES LLC

                               Dated: May 28, 1999

         The undersigned sole member of this limited liability company hereby certifies as follows:

         1. The name of the limited liability company is General Cable Industries LLC.

         2. The limited liability company's Certificate of Formation is amended by changing the limited liability company's name to BICCGeneral Cable Industries, LLC.

         IN WITNESS WHEREOF, the undersigned sole member has caused this certificate to be executed on its behalf by its duly authorized officer as of May 28, 1999.

                                         SOLE MEMBER:

                                         GENERAL CABLE INDUSTRIES, INC.

                                         By: /s/ Robert J. Siverd
                                             -----------------------------------
                                             Name: Robert J. Siverd
                                             Title: Ex. Vice President

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                            CERTIFICATE OF AMENDMENT

                                       TO

                            CERTIFICATE OF FORMATION

                                       OF

                        BICCGENERAL CABLE INDUSTRIES, LLC

         It is hereby certified that:

         1.       The name of the limited liability company (hereinafter called the "limited liability company") is BICC General Cable Industries, LLC.

         2. The certificate of formation of the limited liability company is hereby amended by striking out Article 1 hereof and by substituting in lieu of said Article the following new Article 1.

                  "The name of the limited liability company is General Cable Industries LLC."

Executed on October 17, 2000.

                                          /s/ Robert J. Siverd
                                          -----------------------------------
                                          Robert J. Siverd, Authorized Person